EXHIBIT 99.1

PRECISION CASTPARTS CORP. CLEARS HART-SCOTT-RODINO FOR

PROPOSED ACQUISITION OF SPS TECHNOLOGIES, INC.

PORTLAND, ORE., October 30, 2003 — The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act with respect to Precision Castparts Corp.’s (NYSE: PCP) acquisition of SPS Technologies, Inc. (NYSE:ST) expired at 11:59 p.m. EST on October 29, 2003, without further extension.

Precision Castparts Corp. has also filed premerger notifications in Romania, Germany, France and Brazil. The review periods for Romania, Germany, and France will expire, absent further requests for information or further government action, on or about November 19, 2003. Brazil does not impose a mandatory waiting period prior to closing a transaction.

Precision Castparts’ Registration Statement on Form S-4 as last amended October 16, 2003, has been declared effective by the Securities and Exchange Commission (“SEC”), and a meeting date of December 2, 2003, has been established for a meeting of SPS shareholders to vote upon the merger agreement. Shareholders of record as of October 15, 2003, have received a proxy statement/prospectus and will be entitled to cast votes on the approval of the merger agreement. SPS shareholders should read the proxy statement/prospectus and any other relevant documents filed with the SEC carefully before making any decisions with respect to the merger agreement, because these documents contain important information, including information regarding conditions to closing such as the antitrust regulatory matters referred to above. Copies of the Registration Statement and any related documents filed with the SEC can be obtained free of charge at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that we will be unable to fully realize the benefits we anticipate from the acquisition; the challenges of achieving anticipated synergies; the possibility that we will incur costs or difficulties related to the integration of our business greater than those we expect; the ability to maintain customer relationships after the merger; our ability to retain and motivate key employees of both organizations; the difficulty of keeping expense growth and integration costs at modest levels while increasing revenues; the challenges of integration and restructuring associated with the transaction; the ability to obtain necessary shareholder and regulatory approvals; the possibility that the acquisition may not close, or that PCC or SPS may be required to modify some aspect of the acquisition transaction to obtain regulatory approvals; and other risks that are described from time to time in our Securities and Exchange Commission reports.

Additional Information About this Transaction

PCC and SPS have filed a definitive proxy statement/prospectus and other documents regarding this transaction with the Securities and Exchange Commission. PCC and SPS have mailed the definitive proxy statement/prospectus to the SPS security holders. These documents contain important information about this transaction, and we urge you to read these documents carefully.

You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free of charge from PCC at the PCC Corporate Center/Financial Documents section of www.precast.com or by contacting PCC Investor Relations at (503) 417-4850. They may also be obtained under Financial Information in the Investor Relations section of www.spstech.com or by contacting SPS Investor Relations at (215) 517-2001.

Participants in This Transaction

PCC and SPS and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of PCC and SPS and information about other persons who may be deemed participants in this transaction is included in the proxy statement/prospectus. You can find information about PCC’s executive officers and directors in PCC’s proxy statement (DEF14A) filed with the SEC on July 7, 2003. You can find information about SPS’s officers and directors in its proxy statement (DEF14A) filed with the SEC on March 31, 2003. You can obtain free copies of these documents from the SEC, PCC, or SPS using the contact information above.